Exhibit 3.1

ROSS MILLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684 5708

Website: secretaryofstate.biz

Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20070696870-15
Date and Time 10/10/2007 9:43 AM
Entity Number E0718722007-4

ARTICLES OF INCORPORATION

(PURSUANT TO NRS 78)

1.	Name of Corporation:	ZAPNAPS, INC.

2.	Resident Agent	STATE AGENT AND TRANSFER SYNDICATE, INC.
Name and Street	112 NORTH CURRY STREET
Address:	CARSON CITY, NEVADA 89703

3.	Shares:	Number of shares with par value: 75,000,000
Par value: $.001
Number of shares without par value:

4.	Names &	Peggy Lalor
Addresses	112 NORTH CURRY STREET
Of Board of	CARSON CITY, NV 89703
Directors/Trustees:

5.	Purpose:	The purpose of the Corporation shall be:

6.	Names, Addresses	A. Davis for Agent and Transfer Syndicate, Inc.
and Signature of	112 North Curry Street	/s/A. Davis
Incorporator.	Carson City NV 89703

7.	Certificate of	I hereby accept appointment as Resident Agent for the above
Acceptance of	named corporation.	10/10/2007
Appointment of	/s/ A. Davis	Date
Resident Agent:	Authorized Signature of R.A. or On Behalf of R.A. Company

NUMBER OF PAGES ATTACHED 1

Addendum to the

ARTICLES OF INCORPORATION

OF

ZAPNAPS, INC.

PARAGRAPH THREE

SHARES

The amount of the total authorized capital of this corporation is $75,000 as 75,000,000 shares each with a par value of one mill ($.001). Such shares are non-assessable.

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as proved by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.

PARAGRAPH EIGHT

ELIMINATING PERSONAL LIABILITY

Officers and directors shall have no personal liability to the corporation of its stock holders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of the NRS 78.300.

PARAGRAPH NINE

AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.